As filed with the Securities and Exchange Commission on February 18, 2016

Registration Statement No. 333-176973

Registration Statement No. 333-149711

Registration Statement No. 333-128299

Registration Statement No. 333-112717

Registration Statement No. 333-60563

Registration Statement No. 333-20641

Registration Statement No. 333-17543

Registration Statement No. 333-13443

Registration Statement No. 333-12385

Registration Statement No. 333-11417

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176973

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-149711

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-128299

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-112717

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60563

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-20641

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-17543

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-13443

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-12385

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-11417

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FX ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	87-0504461
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3006 Highland Drive, Suite 206

Salt Lake City, Utah 84106

(Address of Principal Executive Offices)

FX ENERGY, INC., 2011 INCENTIVE PLAN

INDIVIDUAL PLAN GRANTS TO CONSULTANTS

FX ENERGY, INC. 2004 LONG-TERM INCENTIVE PLAN

INDIVIDUAL PLAN GRANTS TO OFFICERS, DIRECTORS AND CONSULTANTS

FX ENERGY, INC. 2003 LONG-TERM INCENTIVE PLAN

FX ENERGY, INC. 2001 STOCK OPTION AND AWARD PLAN

FX ENERGY, INC. 2000 STOCK OPTION AND AWARD PLAN

FX ENERGY, INC. 1999 STOCK OPTION AND AWARD PLAN

FX ENERGY, INC. 1998 STOCK OPTION AND AWARD PLAN

FX ENERGY, INC. 1997 STOCK OPTION AND AWARD PLAN

FX ENERGY, INC. 1996 STOCK OPTION AND AWARD PLAN

FRONTIER OIL EXPLORATION COMPANY 1995 STOCK OPTION AND AWARD PLAN

1997 STOCK OPTION AND AWARD PLAN

1996 STOCK OPTION AND AWARD PLAN

1995 STOCK OPTION AND AWARD PLAN

NONQUALIFED STOCK OPTIONS

NON-QUALIFIED STOCK OPTION

NONQUALIFIED STOCK OPTION

STOCK COMPENSATION AWARDS

(Full title of the plans)

Clay Newton

Vice-President, Finance, Treasurer, Chief Accounting Officer and Secretary

3006 Highland Drive, Suite 206

Salt Lake City, Utah 84106

(801) 486-5555

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Dennis Block

Greenberg Traurig, LLP

Met Life Building

200 Park Avenue

New York, NY 10166

(212) 801-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8, including all post-effective amendments thereto (collectively, the “Registration Statements”) of FX Energy, Inc., a Nevada corporation (the “Company”):

•                  Registration Statement No. 333-176973, filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2011, pertaining to the registration of 4,496,762 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company issuable pursuant to the FX Energy, Inc., 2011 Incentive Plan.

•                  Registration Statement No. 333-149711, filed with the SEC on March 14, 2008, pertaining to the registration of 7,000 shares of Common Stock issuable pursuant to Individual Plan Grants to Consultants.

•                  Registration Statement No. 333-128299, filed with the SEC on September 13, 2005 (effectiveness dated as of September 14, 2005), pertaining to the registration of 1,000,000 shares of Common Stock issuable pursuant to the FX Energy, Inc. 2004 Long-Term Incentive Plan.

•                  Registration Statement No. 333-112717, filed with the SEC on February 11, 2004, pertaining to the registration of 5,570,000 shares of Common Stock, of which 452,000 shares are issuable pursuant to the Frontier Oil Exploration Company 1995 Stock Option and Award Plan, 500,000 shares are issuable pursuant to the FX Energy, Inc. 1996 Stock Option and Award Plan, 498,000 shares are issuable pursuant to the FX Energy, Inc. 1997 Stock Option and Award Plan, 500,000 shares are issuable pursuant to the FX Energy, Inc. 1998 Stock Option and Award Plan, 500,000 shares are issuable pursuant to the FX Energy, Inc. 1999 Stock Option and Award Plan, 600,000 shares are issuable pursuant to the FX Energy, Inc. 2000 Stock Option and Award Plan, 600,000 shares are issuable pursuant to the FX Energy, Inc. 2001 Stock Option and Award Plan, 800,000 shares are issuable pursuant to the FX Energy, Inc. 2003 Long-Term Incentive Plan and 1,120,000 shares are issuable pursuant to Individual Plan Grants to Officers, Directors and Consultants.

•                  Registration Statement No. 333-60563, filed with the SEC on August 4, 1998, pertaining to the registration of 414,167 shares of Common Stock, of which 37,500 shares are issuable pursuant to the 1995 Stock Option and Award Plan, 159,167 shares are issuable pursuant to the 1996 Stock Option and Award Plan, 172,500 shares are issuable pursuant to the 1997 Stock Option and Award Plan and 45,000 shares are issuable pursuant to Nonqualified Stock Options.

•                  Registration Statement No. 333-20641, filed with the SEC on January 29, 1997, pertaining to the registration of 50,000 shares of Common Stock issuable under Non-Qualified Stock Option.

•                  Registration Statement No. 333-17543, filed with the SEC on December 10, 1996, pertaining to the registration of 25,000 shares of Common Stock issuable under Nonqualified Stock Option.

•                  Registration Statement No. 333-13443, filed with the SEC on October 4, 1996, pertaining to the registration of 200,000 shares of Common Stock issuable under Stock Compensation Awards.

•                  Registration Statement No. 333-12385, which was filed with the SEC on September 20, 1996 and was subsequently amended by post-effective amendment no. 1 thereto filed with the SEC on September 27, 1996, pertaining to the registration of 120,500 shares of Common Stock issuable under Stock Compensation Awards.

•                  Registration Statement No. 333-11417, which was filed with the SEC on September 5, 1996 and was subsequently amended by post-effective amendment no. 1 thereto filed with the SEC on September 25, 1996 and post-effective amendment no. 2 thereto filed with the SEC on September 27, 1996, pertaining to the registration of 50,000 shares of Common Stock issuable pursuant to the 1995 Stock Option and Award Plan.

On December 31, 2015, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 13, 2015 CET (October 12, 2015 MST), by and among the Company, ORLEN Upstream sp. z o.o., a Polish private limited company (the “Parent”) and Kiwi Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Parent (“Merger Sub”), Merger Sub merged with and into the Company with the Company continuing as the surviving corporation in the merger as a wholly-owned subsidiary of the Parent (the “Merger”).

In connection with the consummation of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities registered under such Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration all of the securities registered but unsold under the Registration Statements, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, Poland on this 18th day of February, 2016.

FX ENERGY, INC.

By:	/s/ Wiesław Prugar
Name:	Wiesław Prugar
Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities indicated on this 18th day of February, 2016.

	Signature	Title

By:	/s/ Wiesław Prugar	President, Chief Executive Officer and Director (Principal Executive Officer)
Wiesław Prugar

By:	/s/ Piotr Kearney	Executive Vice President and Director
Piotr Kearney

By:	/s/ Wiesław Strąk	Senior Vice President, Finance and Director (Principal Financial Officer)
Wiesław Strąk

By:	/s/ Clay Newton	Vice-President, Finance, Treasurer, Chief Accounting Officer, Secretary and Director (Principal Accounting Officer)
Clay Newton

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the registrant, has signed this this Post-Effective Amendment to the Registration Statements in Salt Lake City, State of Utah, on this 18th day of February, 2016.

/s/ Clay Newton
Name:	Clay Newton
Title:	Vice-President, Finance, Treasurer, Chief Accounting Officer, Secretary and Director